UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2013

PATIENT SAFETY TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-09727	13-3419202
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

2 VENTURE, SUITE 350, IRVINE, CALIFORNIA 92618
(Address of Principal Executive Offices) (Zip Code)

(949) 387-2277

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On January 31, 2013, Patient Safety Technologies, Inc., a Delaware corporation (the “Company”) entered into the Second Amendment (“ Second Amendment ”) to Supply and Distribution Agreement with Cardinal Health 200, LLC (“ Cardinal Health ”) effective as of January 1, 2013 (the “Effective Date ”).  The Second Amendment amends the Supply and Distribution Agreement between the Company and Cardinal Health dated November 19, 2009 (the “Supply Agreement”) and the First Amendment to the Supply Agreement ("First Amendment") that was effective beginning March 1, 2011.  The Second Amendment amends a number of terms under the Supply Agreement and the First Amendment including but not limited to adding certain provisions regarding target inventory levels of the Company’s products held by Cardinal Health, and extending the termination date of the Supply Agreement from December 31, 2015 to December 31, 2016.  Under the terms of the Second Amendment, Cardinal Health is required to maintain any inventory in excess of set target inventory levels up through to December 31, 2013, and the Company agrees to pay a monthly fee to Cardinal Health throughout 2013 based on the amount of any excess inventory held each month by Cardinal Health.  The Company will continue to have the right to buy back any such excess inventory from Cardinal Health at any time.  Beginning January 1, 2014, Cardinal Health may use any remaining excess inventory to partially meet customer demand according to a formula set forth in the First Amendment which limits the use of any excess inventory over a 12 month time period.  Should there be any excess inventory during 2014, the Company will continue to pay Cardinal Health a monthly fee on the excess inventory up through to December 31, 2014, and if there is any excess inventory held by Cardinal Health after December 31, 2014, Cardinal Health will have the right to use that excess inventory to meet customer demand of the Company’s products.  Management currently estimates that any fees paid to Cardinal Health under the Second Amendment will not have a material impact on the Company’s financial results (currently estimated to range from 1% to 3% of reported revenue for the Company during the years 2013 and 2014), and that any additional growth the Company experiences during 2013 and 2014 will minimize the impact of any fees paid.  Additionally, the Second Amendment provides that the Supply Agreement is terminable by Cardinal Health upon a change of control of the Company.

Forward Looking Statements

Statements in this Form 8-K regarding our business that are not historical facts are "forward-looking statements" (within the meaning of Section 21E of the Securities Exchange Act of 1934) that involve risks and uncertainties. Forward-looking statements reflect our management's current views with respect to future events and financial performance; however, you should not put undue reliance on these statements.  When used, the words "anticipates," "believes," "expects," "intends," "future," and other similar expressions, without limitation, identify forward-looking statements.  Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statements. These factors and uncertainties include but are not limited to: our ability to implement in all hospitals within the larger hospitals organizations with which we have agreements, our ability to implement in those hospitals with which we have scheduled implementations, the early stage of adoption of our Safety-Sponge® System and the need to expand adoption of our Safety-Sponge® System; the impact on our future revenue and cash flows from the ordering patterns of our exclusive distributor Cardinal Health; our need for additional financing to support our business; our reliance on third-party manufacturers, some of whom are sole-source suppliers, and on our exclusive distributor; and any inability to successfully protect our intellectual property portfolio.  In light of the risks and uncertainties, there can be no assurance that any forward-looking statement will in fact prove to be correct.

Forward-looking statements can be affected by many other factors, including, those described in the "Business", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and “Factors Affecting Future Results” sections of our Annual Report on Form 10-K for 2011, our Quarterly Reports on Form 10-Q and in our other public filings. These documents are available online through the SEC's website, www.sec.gov. Forward-looking statements are based on information presently available to senior management, and we have not assumed any duty to update any forward-looking statements.

The Second Amendment will be filed in connection with the Company’s annual report on Form 10-K.
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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2013	PATIENT SAFETY TECHNOLOGIES, INC.

	By:	/s/ David C. Dreyer
David C. Dreyer Chief Financial Officer